

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of the Company for the six-month period ended September 30,
2000 and should be read in conjunction with, and is qualified in its entirety by, such financial statements.
</LEGEND>
<CIK>                         0001025362
<NAME>                        GOLDEN QUEEN MINING CO. LTD.
<MULTIPLIER>                                    1
<CURRENCY>                                      USD

<PERIOD-TYPE>                                       9-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   SEP-30-2000
<EXCHANGE-RATE>                                         1
<CASH>                                            264,807
<SECURITIES>                                            0
<RECEIVABLES>                                       1,719
<ALLOWANCES>                                            0
<INVENTORY>                                             0
<CURRENT-ASSETS>                                  304,472 <F1>
<PP&E>                                         29,089,241 <F2>
<DEPRECIATION>                                    341,308
<TOTAL-ASSETS>                                 29,630,708
<CURRENT-LIABILITIES>                             104,384
<BONDS>                                                 0
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                             0
<COMMON>                                       33,978,345
<OTHER-SE>                                     (5,200,473)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   29,630,708
<SALES>                                                 0
<TOTAL-REVENUES>                                    32,321 <F4>
<CGS>                                                   0
<TOTAL-COSTS>                                           0
<OTHER-EXPENSES>                                   326,593 <F5>
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                      0
<INCOME-PRETAX>                                         0
<INCOME-TAX>                                            0
<INCOME-CONTINUING>                                     0
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                     (116,628)
<EPS-BASIC>                                         (0.01)
<EPS-DILUTED>                                       (0.01)



<F1>
         Includes prepaid expenses and other current assets of $37,946.
<F2>
         Consists of properties and equipment, net of depreciation of $945,869; mineral properties of $27,279,363; and other long-term assets of $1,101,004.
<F3>
         Consists of $5,200,473 of deficit accumulated during the development stage.
<F4>
         Consists of interest income of $29,491, and other income of $2,830.
<F5>
         Consists of general and administrative expenses of $326,593.

                                       17

